Poly Announces Second Quarter Fiscal 2022 Financial Results

SANTA CRUZ, Calif., - October 28, 2021 - Poly (NYSE: POLY), a global outfitter of professional-grade audio and video technology, today announced second quarter results for the period ended October 2, 2021.

Highlights for the second quarter include:

•Demand environment remains intact as businesses worldwide prepare for a return to office by modernizing their communications infrastructure, reflected by year-over-year revenue growth in Voice of 36% and Video of 15%. Professional Headsets revenue declined 5% year-over-year but grew 8% sequentially.

•Poly gained significant market share in its two primary video conferencing markets, with double-digit percentage point gains in each market on a year-over-year basis, according to third-party research.

•Poly continues to innovate large-room meeting technology with the launch of the Studio X70 and E70 video solutions, using sophisticated AI and machine learning to enhance the user experience for everyone.

•The Company announced the Poly Edge B-Series of Open SIP desktop phones, a stylish and reliable family of desk phones with Poly's legendary audio quality at an affordable price.

•Poly's recently announced integration with AppSpace is expected to provide customers the ability to customize workplace communications and drive employee engagement with news, event updates, and information, all delivered on Poly devices during video downtime.

•Talvis Love joins Poly's board of directors and audit committee, effective September 28, 2021, bringing decades of expertise as a large-scale CIO with experience across multiple industries.

"Poly continues to perform, nearly doubling share in our core video markets as businesses invest in modernizing their hybrid collaboration infrastructure,” said Dave Shull, Poly President and Chief Executive Officer. "From enterprise-grade video installations serving the largest conference rooms to adopting cloud-based phone platforms for every employee, our customers are working with us to plan, outfit, and upgrade all their communications capabilities."

"Although global supply challenges persist, we are keenly focused on managing profitability while continuing to invest in areas of accelerating growth,” continued Chief Financial Officer Chuck Boynton. "Right now, we're doing everything we can to manage volatile component supply and logistics in order to meet demand, and our ability to protect our margins speaks to the success of that effort."

($ Millions, except percent and per-share data)[1]	Q2 FY22	Q2 FY21	YTD FY22	YTD FY21
GAAP Revenue	$419	$411	$850	$767
GAAP Gross Margin	42.9%	44.0%	41.7%	44.0%
GAAP Operating Income (loss)	$10	$7	($10)	($50)
GAAP Diluted EPS	$2.21	($0.33)	$1.37	($2.17)
Cash Flow from Operations	($1)	($1)	$—	$40

Non-GAAP Revenue	$420	$415	$852	$776
Non-GAAP Gross Margin	47.2%	48.9%	46.0%	49.4%
Non-GAAP Operating Income	$53	$59	$105	$96
Non-GAAP Diluted EPS	$0.77	$0.93	$1.37	$1.27
Adjusted EBITDA	$62	$69	$123	$117

1 For further information on supplemental non-GAAP metrics, refer to the Use of Non-GAAP Financial Information and Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures sections below.

Results Compared to July 29, 2021 Guidance

	Q2 FY22 Results	Q2 FY22 Guidance Range
GAAP Net Revenue	$419	$420M - $440M
Adjusted EBITDA	$62M	$50M - $60M
Non-GAAP Diluted EPS	$0.77	$0.50 - $0.70

Business Outlook

Global supply chain pressures, including both semiconductor chip shortages and transportation constraints, have impacted companies worldwide, and we expect we will continue to experience ongoing tightness and volatility in our supply chain, in turn compromising near-term visibility.

Given this environment, the Company has elected to provide full fiscal-year 2022 guidance rather than specific ranges for fiscal Q3. Based on current supply and expected availability of specific components, and assuming no incremental negative effects from COVID or its variants, the Company expects the following full-year results for fiscal 2022 (all amounts assume currency rates remain stable):

•GAAP Net Revenue for Full Fiscal Year 2022 of $1.675B to $1.725B

•Adjusted EBITDA1 for Full Fiscal Year 2022 of $220M to $240M

•Non-GAAP Diluted EPS1,2 for Full Fiscal Year 2022 of $2.30 to $2.70

Based on expected availability of specific components, the Company expects fiscal Q4 revenue to be stronger than fiscal Q3.

1 Full-year FY22 Adjusted EBITDA and non-GAAP diluted EPS guidance excludes estimated intangibles amortization expense of $113.8 million. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock-based compensation, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.
2 Non-GAAP diluted EPS guidance assumes approximately 44 million diluted average weighted shares and a non-GAAP effective tax rate of 7% to 9%.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP results is provided at the end of this press release.

We have scheduled a webcast to discuss second quarter fiscal year 2022 financial results. The webcast will take place today, October 28, 2021, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to join. To listen to the webcast, please access the webcast link from our Investor Relations website at investor.poly.com.

A replay of the webcast will be available shortly after its conclusion and can be accessed from our Investor Relations website at investor.poly.com.

Forward Looking Statements Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including, our expectations that the virus has caused, and will continue to cause, a shift to a hybrid work environment and that the elevated demand we have experienced in certain product lines, including our Video and Voice devices, will continue over the long term; (ii) risks related to global supply chain disruptions, including continued uncertainty and potential impact on future quarters relating to a shortage of adequate component supply, including integrated circuits and manufacturing capacity, long lead times for raw materials and components, increased costs, increased purchase commitments and a delay in our ability to fulfill orders, which has had, and may continue to have, an adverse impact on our business and operating results and which could continue to negatively affect our profitability and/or market share; (iii) expectations related to our ability to manage profitability and maintain margins in light of supply chain challenges, while making investments for long-term growth, including investments in strategic alliances and/or acquisitions, in light of the supply chain challenges; (iv) our expectations regarding growth objectives related to our strategic initiatives designed to expand our product and service offerings, including our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share; (v) our belief that we will continue to experience increased customer and partner demand in collaboration endpoints, and that we will be able to design new product offerings to meet changes in demand due to a global hybrid work environment; (vi) expectations related to our ability to fulfill the backlog generated by supply constraints and to timely supply the number of products to fulfill current and future customer demand in a timely manner to satisfy perishable demand; (vii) risks associated with our dependence on manufacturing operations conducted in our own facility in Tijuana, Mexico and through contract manufacturers, original design manufacturers, and suppliers to manufacture our products, to timely obtain sufficient quantities of materials and/or finished products of acceptable quality, at acceptable prices, and in the quantities necessary for us to meet critical schedules for the delivery of our own products and services and fulfill our anticipated customer demand; (viii) risks associated with our ability to secure critical components from sole source suppliers or identify alternative suppliers and/or buy component parts on the open market or completed goods in quantities sufficient to meet our requirements on a timely basis, affecting our ability to deliver products and services to our customers; (ix) risks related to increased cost of goods sold, including increased freight and other costs associated with expediting shipment and delivery of high-demand products to key markets in order to meet customer demand; (x) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses; (xi) risks associated with significant and/or abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (xii) expectations related to our Services reportable segment revenues, particularly as we introduce next-generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which have resulted and may continue to result in decreased demand for our professional, installation and/or managed service offerings; (xiii) expectations related to our efforts to drive sales and sustainable profitable revenue growth, to improve our profitability and cash flow, and accelerate debt reduction and de-levering; (xiv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xv) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvi) expectations relating to our earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the current constraints in our ability to source key components for our products, continued uncertainty in the macro-economic climate and other external factors, puts further pressure on management judgments used to develop forward-looking financial guidance and other prospective financial information; (xvii) expectations related to GAAP and non-

GAAP financial results for the full Fiscal Year 2022, including net revenues, adjusted earnings before interest, tax, depreciation, and amortization (EBITDA), tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted earnings per share (EPS); (xviii) our forecast and estimates with respect to tax matters, including expectations with respect to the valuation of our intellectual property or expectations regarding utilization of our deferred tax assets; and (xix) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this Annual Report on Form 10-K that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. Factors that could cause actual results and events to differ materially from such forward-looking statements are included, but not limited to, those discussed in the Company’s Quarterly Report on Form 10-Q for the period ended October 2, 2021 (“Quarterly Report”) and in Part I, "Item 1A. Risk Factors" of the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021, filed with the Securities and Exchange Commission ("SEC") on May 18, 2021 (“Annual Report”) that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. Factors that could cause actual results and events to differ materially from such forward-looking statements are included, but not limited to, those discussed in the Quarterly Report and in the Annual Report; and other documents we have filed with the SEC. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

About Poly

Poly (NYSE: POLY) creates premium audio and video products so you can have your best meeting -- anywhere, anytime, every time. Our headsets, video and audio-conferencing products, desk phones, analytics software and services are beautifully designed and engineered to connect people with incredible clarity. They're pro-grade, easy to use and work seamlessly with all the best video and audio-conferencing services. Poly MeetingAI delivers a broadcast quality video conferencing experience with Poly DirectorAI technology which uses artificial intelligence and machine learning to deliver real-time automatic transitions, framing and tracking, while NoiseBlockAI and Acoustic Fence technologies block-out unwanted background noise. With Poly (Plantronics, Inc. – formerly Plantronics and Polycom), you'll do more than just show up, you'll stand out. For more information visit www.Poly.com.

All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533	MEDIA CONTACT: Edie Kissko Vice President, Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except percentages and per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	October 2,	September 26,	October 2,	September 26,
	2021	2020	2021	2020
Net revenues
Net product revenues	$361,383	$347,677	$732,585	$639,135
Net services revenues	57,641	63,292	117,611	127,554
Total net revenues	419,024	410,969	850,196	766,689
Cost of revenues
Cost of product revenues	220,169	209,261	455,365	385,876
Cost of service revenues	19,162	20,962	39,948	43,735
Total cost of revenues	239,331	230,223	495,313	429,611
Gross profit	179,693	180,746	354,883	337,078
% of total net revenues	42.9%	44.0%	41.7%	44.0%
Operating expenses
Research, development, and engineering	44,407	52,148	89,873	102,177
Selling, general, and administrative	122,297	115,605	243,031	232,250
Loss, net from litigation settlements	—	—	—	17,561
Restructuring and other related charges	2,607	6,170	31,579	35,500
Total operating expenses	169,311	173,923	364,483	387,488
Operating income (loss)	10,382	6,823	(9,600)	(50,410)
% of total net revenues	2.5%	1.7%	(1.1)%	(6.6)%

Interest expense	16,141	18,581	37,923	39,765
Other non-operating expense (income), net	23	(1,366)	(668)	(1,592)
Loss before income taxes	(5,782)	(10,392)	(46,855)	(88,583)
Income tax (benefit) expense	(102,567)	3,013	(106,829)	(163)
Net income (loss)	$96,785	$(13,405)	$59,974	$(88,420)
% of total net revenues	23.1%	(3.3)%	7.1%	(11.5)%

Basic earnings (loss) per common share	$2.27	$(0.33)	$1.42	$(2.17)
Diluted earnings (loss) per common share	$2.21	$(0.33)	$1.37	$(2.17)
Basic shares used in computing earnings (loss) per common share	42,543	40,970	42,302	40,715
Diluted shares used in computing earnings (loss) per common share	43,705	40,970	43,863	40,715

Effective tax rate	1,773.9%	(29.0)%	228.0%	0.2%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	October 2,	April 3,
	2021	2021
ASSETS
Cash and cash equivalents	$191,877	$202,560
Restricted cash	—	493,908
Short-term investments	16,137	14,559
Total cash and cash equivalents, restricted cash, and short-term investments	208,014	711,027
Accounts receivable, net	249,491	267,464
Inventory, net	207,620	194,405
Other current assets	63,665	65,214
Total current assets	728,790	1,238,110
Property, plant, and equipment, net	128,347	140,875
Purchased intangibles, net	283,372	341,614
Goodwill	796,216	796,216
Deferred tax and other non-current assets	263,081	147,454
Total assets	$2,199,806	$2,664,269

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable	$154,855	$151,244
Accrued liabilities	331,813	394,084
Current portion of long-term debt	—	478,807
Total current liabilities	486,668	1,024,135
Long-term debt, net	1,498,173	1,496,064
Long-term income taxes payable	79,520	86,227
Other non-current liabilities	133,212	138,609
Total liabilities	2,197,573	2,745,035
Stockholders' equity (deficit)	2,233	(80,766)
Total liabilities and stockholders' equity (deficit)	$2,199,806	$2,664,269

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	October 2,	September 26,	October 2,	September 26,
	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss)	$96,785	$(13,405)	$59,974	$(88,420)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	36,292	40,971	76,125	84,371
Amortization of debt issuance cost	1,054	1,320	3,991	2,660
Stock-based compensation	11,573	10,263	21,989	19,618
Deferred income taxes	(105,224)	3,113	(111,167)	(4,056)
Provision for excess and obsolete inventories	1,594	3,076	6,904	9,158
Restructuring and other related charges	2,607	6,170	31,579	35,500
Cash payments for restructuring charges	(10,552)	(11,374)	(22,782)	(24,459)
Other operating activities	3,015	(1,311)	17	(3,162)
Changes in assets and liabilities
Accounts receivable, net	21,345	(30,287)	17,587	7,627
Inventory, net	(21,152)	(11,542)	(14,826)	(27,550)
Current and other assets	2,043	(9,428)	2,408	(5,945)
Accounts payable	(8,938)	20,571	3,577	32,892
Accrued liabilities	(21,391)	11,789	(62,022)	23,025
Income taxes	(10,097)	(21,391)	(13,551)	(21,002)
Net cash (used in) provided by operating activities	(1,046)	(1,465)	(197)	40,257

Cash flows from investing activities
Purchase of short-term investments	(171)	(130)	(575)	(238)
Capital expenditures	(6,745)	(5,444)	(12,797)	(10,881)
Proceeds from sale of property and equipment	—	—	—	1,900
Other investing activities	—	—	(4,000)	—
Net cash used in investing activities	(6,916)	(5,574)	(17,372)	(9,219)

Cash flows from financing activities
Employees' tax withheld and paid for restricted stock and restricted stock units	(1,085)	(310)	(11,310)	(3,049)
Proceeds from issuances under stock-based compensation plans	5,832	5,726	5,841	5,731
Proceeds from revolving line of credit	—	—	—	50,000
Repayments of revolving line of credit	—	—	—	(50,000)
Repayments of long-term debt	—	(35,563)	(480,689)	(35,563)
Net cash provided by (used in) financing activities	4,747	(30,147)	(486,158)	(32,881)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,669)	1,321	(864)	1,865
Net (decrease) increase in cash, cash equivalents, and restricted cash	(4,884)	(35,865)	(504,591)	22
Cash, cash equivalents, and restricted cash at beginning of period	196,761	249,766	696,468	213,879
Cash, cash equivalents, and restricted cash at end of period	$191,877	$213,901	$191,877	$213,901

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations, as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP. Certain prior year amounts have been reclassified for consistency with current year presentation.

Non-GAAP Adjustments

•Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.
•Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Services revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidance.
•Stock compensation expense: Represents the non-cash expense associated with the Company's grant of stock-based awards to employees and non-employee directors.
•Restructuring and other related charges: Represents costs associated with restructuring plans and reorganization actions aimed at improving the Company’s overall cost structure, realigning resources consistent with its global strategy, and reducing expenses to enable strategic investments in revenue growth. These costs are not reflective of ongoing operations and are primarily associated with reductions in the Company’s workforce, facility related charges due to the closure or consolidation of offices, and other related costs, including legal and advisory services.
•Deferred compensation mark to market: Represents gains and losses driven by the remeasurement of assets and liabilities associated with the Company’s deferred compensation plans. Gains and losses on plan liabilities are recognized within operating expenses, while the offsetting gains and losses on plan assets are recognized within other non-operating expense (income), net.
•Loss, net on litigation settlements: The Company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The related gains and losses incurred are excluded as they are not reflective of ongoing operations.
•Income tax effects: Represents the tax effects of non-GAAP adjustments and other adjustments, depending on the nature of the underlying items. The exclusion of the above-mentioned items eliminates the effect of certain non-recurring and unusual tax items that do not necessarily reflect the Company’s long-term operations. The income tax effects for unusual tax items primarily represents the impact of the discrete tax benefit associated with the IP transfer between wholly-owned subsidiaries and the full valuation allowance on United States federal and state deferred tax assets.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Six Months Ended
	October 2,	September 26,	October 2,	September 26,
	2021	2020	2021	2020

GAAP Net revenues	$419,024	$410,969	$850,196	$766,689
Deferred revenue purchase accounting	1,054	4,237	2,314	9,319
Non-GAAP Net revenues	$420,078	$415,206	$852,510	$776,008

GAAP Gross profit	$179,693	$180,746	$354,883	$337,078
Purchase accounting amortization	16,238	17,176	32,477	35,414
Deferred revenue purchase accounting	1,054	4,237	2,314	9,319
Stock-based compensation	1,160	742	2,286	1,575
Non-GAAP Gross profit	$198,145	$202,901	$391,960	$383,386
Non-GAAP Gross profit %	47.2%	48.9%	46.0%	49.4%

GAAP Research, development, and engineering	$44,407	$52,148	$89,873	$102,177
Stock-based compensation	(1,832)	(4,068)	(3,840)	(7,493)
Other adjustments	—	194	—	194
Non-GAAP Research, development, and engineering	$42,575	$48,274	$86,033	$94,878

GAAP Selling, general, and administrative	$122,297	$115,605	$243,031	$232,250
Purchase accounting amortization	(11,569)	(14,195)	(25,765)	(28,390)
Stock-based compensation	(8,592)	(5,453)	(15,874)	(10,749)
Deferred compensation mark to market	(13)	(714)	(1,006)	(714)
Other adjustments	387	(9)	387	(4)
Non-GAAP Selling, general, and administrative	$102,510	$95,234	$200,773	$192,393

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended		Six Months Ended
	October 2,	September 26,	October 2,	September 26,
	2021	2020	2021	2020

GAAP Operating expenses	$169,311	$173,923	$364,483	$387,488
Purchase accounting amortization	(11,569)	(14,195)	(25,765)	(28,390)
Stock-based compensation	(10,424)	(9,521)	(19,714)	(18,048)
Restructuring and other related charges	(2,607)	(6,170)	(31,579)	(35,500)
Deferred compensation mark to market	(13)	(714)	(1,006)	(714)
Loss, net from litigation settlements	—	—	—	(17,561)
Other adjustments	387	185	387	(4)
Non-GAAP Operating expenses	$145,085	$143,508	$286,806	$287,271

GAAP Operating income (loss)	$10,382	$6,823	$(9,600)	$(50,410)
Purchase accounting amortization	27,807	31,371	58,242	63,804
Stock-based compensation	11,584	10,263	22,000	19,623
Restructuring and other related charges	2,607	6,170	31,579	35,500
Deferred revenue purchase accounting	1,054	4,237	2,314	9,319
Deferred compensation mark to market	13	714	1,006	714
Loss, net from litigation settlements	—	—	—	17,561
Other adjustments	(387)	(185)	(387)	4
Non-GAAP Operating income	$53,060	$59,393	$105,154	$96,115
				`

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended		Six Months Ended
	October 2,	September 26,	October 2,	September 26,
	2021	2020	2021	2020
GAAP Net income (loss)	$96,785	$(13,405)	$59,974	$(88,420)
Purchase accounting amortization	27,807	31,371	58,242	63,804
Stock-based compensation	11,584	10,263	22,000	19,623
Restructuring and other related charges	2,607	6,170	31,579	35,500
Deferred revenue purchase accounting	1,054	4,237	2,314	9,319
Deferred compensation mark to market	1	—	4	—
Loss, net from litigation settlements	—	—	—	17,561
Other adjustments	(387)	(150)	(387)	47
Income tax effect of above items	7,922	—	2,541	—
Income tax effect of unusual tax items	(113,849)	(86)	(116,226)	(5,707)
Non-GAAP Net income	$33,524	$38,400	$60,041	$51,727

GAAP Diluted earnings (loss) per common share	$2.21	$(0.33)	$1.37	$(2.17)
Purchase accounting amortization	0.64	0.76	1.33	1.56
Stock-based compensation	0.27	0.25	0.50	0.48
Restructuring and other related charges	0.06	0.15	0.72	0.87
Deferred revenue purchase accounting	0.02	0.10	0.05	0.23
Loss, net from litigation settlements	—	—	—	0.43
Other adjustments	(0.01)	—	(0.01)	0.02
Income tax effect	(2.42)	—	(2.59)	(0.15)
Non-GAAP Diluted earnings per common share	$0.77	$0.93	$1.37	$1.27

Shares used in diluted earnings (loss) per common share calculation:
GAAP	43,705	40,970	43,863	40,715
Non-GAAP	43,705	41,312	43,863	40,890

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended					Twelve Months Ended
	September 26,	December 26,	April 3,	July 3,	October 2,	October 2,
	2020	2020	2021	2021	2021	2021
GAAP Net (loss) income	$(13,405)	$20,113	$10,977	$(36,811)	$96,785	$91,064
Income tax expense (benefit)	3,013	(7,045)	(341)	(4,262)	(102,567)	(114,215)
Interest expense	18,581	18,417	24,424	21,782	16,141	80,764
Other non-operating (income) expense, net	(1,366)	(2,596)	(920)	(692)	23	(4,185)
Deferred revenue purchase accounting	4,237	3,289	1,796	1,260	1,054	7,399
Stock-based compensation	10,263	11,486	11,540	10,416	11,584	45,026
Restructuring and other related charges	6,170	13,977	(773)	28,972	2,607	44,783
Deferred compensation mark to market	714	1,632	917	994	13	3,556
Other adjustments	(185)	—	(2,103)	—	(387)	(2,490)
Depreciation and amortization	40,971	40,510	39,986	39,833	36,292	156,621
Adjusted EBITDA	$68,993	$99,783	$85,503	$61,492	$61,545	$308,323